Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 for ETF Managers Group Commodity Trust I (the “Trust”) (333-199190) of our report dated September 27, 2017 relating to the financial statements of SIT Rising Rate ETF (a series of ETF Managers Group Commodity Trust I) in the 2017 Form 10-K of the Trust, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ WithumSmith+Brown, P.C.

New York, NY

December 29, 2017